Management's Assertion

  Report on Compliance with Applicable Servicing Criteria Pursuant to Item 1122 of Regulation AB under the Securities Exchange Act of 1934


U.S. Bank National Association ("U.S. Bank") as a party participating in the servicing function for the following transactions:

            U.S. BANK CORPORATE TRUST ASSET BACKED SECURITIES PLATFORM(1)

hereby provides the following report on its assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it and as described on Exhibit A hereto:

1. U.S. Bank is responsible for assessing its compliance with the servicing criteria applicable to it as noted on the accompanying Exhibit A;

2. U.S. Bank used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess its compliance with the applicable servicing criteria;

3. U.S. Bank's assessment of its compliance with the applicable servicing criteria is as of and for the period beginning on January 1, 2006 and ending December 31, 2006, the end of the fiscal year covered by the Form 10-K report. U.S. Bank's participation in the servicing function complied in all material respects with the applicable servicing criteria.

4. Ernst & Young, a registered public accounting firm, has issued an attestation report on U.S. Bank's assessment of compliance with the applicable servicing criteria as of and for the period beginning on January 1, 2006 and ending December 31, 2006, the end of the fiscal year covered by the Form 10-K report.


                                        U.S. BANK NATIONAL ASSOCIATION



                                         /s/ Bryan R. Calder
                                        Name:  Bryan R. Calder
                                        Title: Executive Vice President


Date:  February 26, 2007


_________________
(1) The U.S. Bank Corporate Trust ABS Platform (the "Platform") consists of the activities involved in the performance of servicing functions for (i) publicly issued asset-backed and mortgage-backed transactions the securities of which were offered on or after January 1, 2006 and (ii) certain asset-backed transactions offered prior to January 1, 2006 for which the Issuer has voluntarily elected to make Regulation AB compliant filings under the Securities Exchange Act of 1934, as amended. The Platform does not include transactions comprised of the repackaging of corporate debt and/or other agency securities.



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                                   EXHIBIT A TO MANAGEMENT'S ASSERTION
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REG AB REFERENCE     SERVICING CRITERIA

GENERAL SERVICING CONSIDERATIONS

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1122(d)(1)(i)        Policies  and  procedures  are  instituted  to monitor  any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)       If any material  servicing  activities  are  outsourced  to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.

1122(d)(1)(iii)      Any requirements in the transaction agreements to maintain a back-up            Not Applicable
                     servicer for the Pool Assets are maintained.

1122(d)(1)(iv)       A  fidelity  bond and  errors  and  omissions  policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)        Payments on pool assets are deposited into the  appropriate custodial bank accounts and related bank clearing  accounts no more than two business days following  receipt,  or such
                     other  number  of  days   specified   in  the   transaction
                     agreements.

1122(d)(2)(ii)       Disbursements  made  via  wire  transfer  on  behalf  of an obligor or to an investor are made only by authorized personnel.

1122(d)(2)(iii)      Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)       The  related  accounts  for the  transaction,  such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)        Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)       Unissued   checks   are   safeguarded   so  as  to  prevent
                     unauthorized access.

1122(d)(2)(vii)      Reconciliations  are  prepared  on a monthly  basis for all asset-backed  securities  related bank accounts,  including custodial  accounts  and related  bank  clearing  accounts.
                     These reconciliations are (A) mathematically  accurate; (B)
                     prepared  within 30 calendar days after the bank  statement cutoff date, or such other number of days  specified in the
                     transaction  agreements;   (C)  reviewed  and  approved  by
                     someone   other   than  the   person   who   prepared   the
                     reconciliation;    and   (D)   contain   explanations   for
                     reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

INVESTOR REMITTANCES AND REPORTING

1122(d)(3)(i)        Reports to investors,  including those to be filed with the
                     Commission,   are   maintained  in   accordance   with  the
                     transaction    agreements   and    applicable    Commission
                     requirements.  Specifically,  such reports (A) are prepared in accordance  with timeframes and other terms set forth in
                     the  transaction   agreements;   (B)  provide   information
                     calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.

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1122(d)(3)(ii)       Amounts due to  investors  are  allocated  and  remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)      Disbursements  made to an  investor  are posted  within two business days to the Servicer's  investor records,  or such
                     other  number  of  days   specified   in  the   transaction
                     agreements.

1122(d)(3)(iv)       Amounts  remitted to  investors  per the  investor  reports agree with cancelled checks, or other form of payment, or custodial bank statements.

POOL ASSET ADMINISTRATION

1122(d)(4)(i)        Collateral or security on pool assets is maintained as required by the          Not Applicable
                     transaction agreements or related pool asset documents.

1122(d)(4)(ii)       Pool assets  and related documents are safeguarded as required by the           Not Applicable
                     transaction agreements

1122(d)(4)(iii)      Any additions,  removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)       Payments on pool assets, including any payoffs, made in accordance with the     Not Applicable
                     related pool asset documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)        The Servicer's records regarding the pool assets agree with the Servicer's Not Applicable records with respect to an obligor's unpaid principal balance.

1122(d)(4)(vi)       Changes with respect to the terms or status of an obligor's pool assets Not Applicable (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)      Loss  mitigation  or recovery  actions  (e.g.,  forbearance plans, modifications Not Applicable and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)     Records documenting collection efforts are maintained during the period a       Not Applicable
                     pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)       Adjustments to interest rates or rates of return for pool assets with           Not Applicable
                     variable rates are computed based on the related pool asset documents.

1122(d)(4)(x)        Regarding any funds held in trust for an obligor (such as escrow accounts):
                     (A) such funds are analyzed, in accordance with the obligor's pool asset        Not Applicable
                     documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.


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1122(d)(4)(xi)       Payments made on behalf of an obligor (such as tax or insurance payments)       Not Applicable
                     are made on or before the related penalty or expiration dates, as indicated
                     on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)      Any late payment  penalties in connection  with any payment to be made on Not Applicable behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)     Disbursements  made on  behalf  of an  obligor  are  posted within two business Not Applicable days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)      Delinquencies,  charge-offs and uncollectible  accounts are recognized and Not Applicable recorded in accordance with the transaction agreements.

1122(d)(4)(xv)       Any external  enhancement or other  support,  identified in
                     Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.
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